Agreement

Party A: Taiyuan Xin Kai Yuan Hotel and Restaurant Co. Limited
Place:
Legal Representative:
Special Authorized Agent:   Wang Jun, Male,
                                                  ID Number: 140111196202211010
Party B: Shanxi Puda Coal Group Co.
Place:
Legal Representative:

In accordance with the Contract Law of People’s Republic of China, and through mutual negotiation, this Agreement is entered into by and between Party A and Party B regarding the transfer of Muguashan Coal Mine (the “Coal Mine”), located at Duanjia Village, Jingle County, Shanxi Province of China:

1.	Party A agrees to transfer the Coal Mine to Party B.

2.	The aggregate transfer price shall be RMB Four Hundred Sixty Million (RMB 460,000,000). Party B shall be responsible to pay the coal resource fees for the Coal Mine.

3.
Party A entrusts Wang Jun to be its special authorized agent, responsible for negotiating with Party B on matters relevant to the Coal Mine transfer. Party A agrees to bear all the liabilities therefor.

4.	Terms and Method of Payment:

4.1 Party A shall obtain, within two months after the execution of this Agreement, a Mining Permit of the Coal Mine for the benefit of Party B, with annual coal production capacity of 900,000 metric tons;

4.2  Party B shall pay an amount of RMB 200 million to Party A within 10 business days after the receipt of the Mining Permit of the Coal Mine.

4.3 Party A is responsible to obtain a Commencement Report to start the construction of the Coal Mine from relevant local government authorities in charge of coal business. Party B shall pay an amount of RMB 150,000,000 to Party A within 10 business days after the receipt of the Commencement Permit.

4.4 Party B shall pay the remaining purchase price, RMB 110 million, within one year after the receipt of the Commencement permit of the Coal Mine.

The above payments shall be transferred and deposited by Party B to a bank account designated in writing by the agent of Party A, Wang Jun.

5.	Obligations of Party A and its Agent, Wang Jun

5.1 Representing that the Coal Mine is not subject to any dispute or controversy, and all the materials provided to Party B is true, complete and legitimate.

5.2 Obtaining the Mining Permit and the Commencement Permit of the Coal Mine within the agreed time frame. Party A shall bear the relevant expenses incurred therefrom.

5.3 Assisting Party B in dealing with the relations between the Coal Mine and the local (government).

5.4 Responsible to pay for all the taxations and fees in connection with the transfer of the Coal Mine.

6.	Obligations of Party B:

6.1 Paying the transfer price according to the payment schedule.

6.2 Bearing the coal resource fees of the Coal Mine.

6.3 Bearing relevant expenses incurred from other formalities except for those of obtaining the Mining Permit.

7.	Special Covenants

If Party A is not able to obtain the Mining Permit of the Coal Mine within the agreed time frame and in accordance with the requirements, Party B has the right to unilaterally terminate the agreement and Party A and its agent, Wang Jun shall be liable for any related loss.

8.	Liability for Breach of the Agreement

Any Party who breachs this Agreement shall compensate for all the economic losses suffered by the non-breaching Party therefrom.

9.
Any dispute arising from this Agreement shall be settled through negotiation by both Parties. If the negotiation fails, either Party may start the legal proceedings with the People’s Court at the domicile place of Party B.

10.
Matters not covered in this Agreement may be dealt with in supplementary agreement to be entered into by Party A and Party B separately. The supplementary agreement shall have the same legal force as this Agreement.

11.	This Agreement shall be effective since it being executed and stamped by both Parties.

12.	This Agreement is executed in duplicate. Party A and Party B shall hold one counterpart, both of which are equally authentic.

Party A: Taiyuan Xin Kai Yuan Hotel and Restaurant Co. Limited	Party B: Shanxi Puda Coal Group Co.
Special Authorized Agent: Wang Jun

                September 6, 2007